COLUMBIA ETF TRUST I

AMENDMENT NO. 5 TO THE

AMENDED AND RESTATED DECLARATION OF TRUST

WHEREAS, Section 9 of Article VIII of the Amended and Restated Declaration of Trust (the “Declaration of Trust”) of Columbia ETF Trust I (the “Trust”), dated April 15, 2016, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees, provided notice of such amendment (other than certain ministerial or clerical amendments) is transmitted promptly to Shareholders of record at the close of business on the effective date of such amendment; and

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of the Trust, do hereby certify that we have authorized the amendment to said Declaration of Trust as set forth below, effective July 19, 2021:

1. Section 10 of Article VIII of the Declaration of Trust is hereby amended by replacing the text therein with the following:

Section 10. Addresses. The address of the Trust is 290 Congress Street, Boston, MA 02210. The address of each of the Trustees is 290 Congress Street, Boston, MA 02210.

The rest of the Declaration of Trust remains unchanged.

The foregoing amendment is effective as of July 19, 2021.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 5 to the Declaration of Trust.

/s/ George S. Batejan George S. Batejan		/s/ Nancy T. Lukitsh Nancy T. Lukitsh

Date:	7/19/2021	Date:	7/19/2021

/s/ Kathleen A. Blatz Kathleen A. Blatz		/s/ David M. Moffett David M. Moffett

Date:	7/19/2021	Date:	7/19/2021

/s/ Pamela G. Carlton Pamela G. Carlton		/s/ Catherine James Paglia Catherine James Paglia

Date:	7/19/2021	Date:	7/19/2021

/s/ Janet L. Carrig Janet L. Carrig		/s/ Christopher O. Petersen Christopher O. Petersen

Date:	7/19/2021	Date:	7/19/2021

/s/ J. Kevin Connaughton J. Kevin Connaughton		/s/ Anthony M. Santomero Anthony M. Santomero

Date:	7/19/2021	Date:	7/19/2021

/s/ Olive M. Darragh Olive M. Darragh		/s/ Minor Mickel Shaw Minor Mikel Shaw

Date:	7/19/2021	Date:	7/19/2021

/s/ Patricia M. Flynn Patricia M. Flynn		/s/ Natalie A. Trunow Natalie A. Trunow

Date:	7/19/2021	Date:	7/19/2021

/s/ Brian J. Gallagher Brian J. Gallagher		/s/ Sandra L. Yeager Sandra L. Yeager

Date:	7/19/2021	Date:	7/19/2021

/s/ Douglas A. Hacker Douglas A. Hacker

Date:	7/19/2021

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109